UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2026

RALLYBIO CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40693	85-1083789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Church Street

New Haven, Connecticut 06410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 859-3820

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RLYB	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on March 1, 2026, Rallybio Corporation (“Rallybio”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Candid Therapeutics, Inc. (“Candid”), and Farmington Merger Sub, Inc., a wholly-owned subsidiary of Rallybio (“Merger Sub”). For a description of the Merger Agreement, please refer to Item 1.01 of Rallybio’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2026 (the “March 2026 8-K”), which description is incorporated herein by reference. Such description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the March 2026 8-K, which is incorporated herein by reference.

On May 3, 2026, Candid terminated the Merger Agreement concurrently with entering into a Permitted Alternative Agreement (as defined in the Merger Agreement) with UCB S.A. (“UCB”). As a result of the termination of the Merger Agreement, Rallybio is entitled to receive a $50,000,000 Parent Termination Fee (as defined in the Merger Agreement). In connection with such termination, on May 1, 2026, Rallybio, Candid and UCB entered into a waiver to the Merger Agreement (the “Waiver”), pursuant to which (a) Rallybio (i) waived certain of its rights under the Merger Agreement and the Company Stockholder Support Agreement (as defined in the Merger Agreement) related to the Company Determination Notice and Company Notice Period; (ii) agreed that the payment by Candid of the Parent Termination Fee and the reimbursement of certain expenses could be paid on the first business day after the termination of the Merger Agreement; and (iii) subject to Rallybio receiving such fee and expense reimbursement, agreed to release all claims against Candid, UCB and their respective affiliates in respect of the Merger Agreement, the Contemplated Transactions (as defined in the Merger Agreement) or the termination of the Merger Agreement or the Company Stockholder Support Agreement, and (b) Candid and UCB, on behalf of themselves and their respective affiliates, agreed to release Parent and its affiliates from all claims in respect of the Merger Agreement, the Contemplated Transactions or the termination of the Merger Agreement or the Parent Stockholder Support Agreement (as defined in the Merger Agreement). Rallybio intends to withdraw its registration statement on Form S-4 initially filed with the SEC on March 17, 2026 and amended on April 24, 2026.

The summary of the Waiver set forth under this Item 1.02 is qualified in its entirety by reference to the complete terms and conditions of the Waiver, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

2.1	Waiver, dated as of May 1, 2026, by and among Rallybio Corporation, Candid Therapeutics, Inc. and UCB S.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALLYBIO CORPORATION

Date: May 4, 2026	By:	/s/ Jonathan I. Lieber
	Name:	Jonathan I. Lieber
	Title:	Chief Financial Officer and Treasurer